2014 FIS Restricted Stock Award Agreement – Directors Revised 10.29.2014 Page 1 Exhibit 10.59 FIDELITY NATIONAL INFORMATION SERVICES, INC. Notice of Restricted Stock Grant for Directors You (the “Grantee”) have been granted the following award of restricted Common Stock (the “Restricted Stock”) of Fidelity National Information Services, Inc. (the “Company”), par value $0.01 per share (the “Shares”), pursuant to the Fidelity National Information Services, Inc. Amended and Restated 2008 Omnibus Incentive Plan (the “Plan”): Name of Grantee: [Name] Number of Shares of Restricted Stock Granted: [xxx] Effective Date of Grant: [xxx] Vesting and Period of Restriction: See Exhibit A This document is intended as a summary of your individual restricted stock award. If there are any discrepancies between this summary and the provisions of the Restricted Stock Award Agreement, Plan Document and Plan Prospectus, the provisions of those documents will prevail.

2014 FIS Restricted Stock Award Agreement – Directors Revised 10.29.2014 Page 2 FIDELITY NATIONAL INFORMATION SERVICES, INC. AMENDED AND RESTATED 2008 OMNIBUS INCENTIVE PLAN Restricted Stock Award Agreement SECTION 1. GRANT OF RESTRICTED STOCK (a) Restricted Stock. On the terms and conditions set forth in the Notice of Restricted Stock Grant and this Restricted Stock Award Agreement (the “Agreement”), Fidelity National Information Services, Inc. (the “Company”) grants to the Grantee on the Effective Date of Grant the Restricted Stock set forth in the Notice of Restricted Stock Grant. (b) Plan and Defined Terms. The Restricted Stock is granted pursuant to the Plan. All terms, provisions, and conditions applicable to the Restricted Stock set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Fidelity National Information Services, Inc. Amended and Restated 2008 Omnibus Incentive Plan (the “Plan”), the provisions of the Plan will govern. All capitalized terms that are used in the Notice of Restricted Stock Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan. SECTION 2. FORFEITURE AND TRANSFER RESTRICTIONS (a) Forfeiture. (i) If the Grantee resigns as a director, or declines to stand for re-election at the end of a term, or is terminated as a director, the Grantee shall, for no consideration, forfeit to the Company the Shares of Restricted Stock that remain subject to a Period of Restriction at the time of resignation. (ii) If the Grantee’s service as director terminates due to death or Disability (as defined below), and any Performance Restriction (if applicable, as defined in Exhibit A) has been satisfied as of the final date of the Grantee’s service as director, then all of the shares shall vest as of the date of termination and become free of any forfeiture and transfer restrictions described in the Agreement. If the Performance Restriction has not been satisfied as of the final date of the Grantee’s service as a director due to Grantee’s death or Disability, then all of the Shares shall be forfeited to the Company, for no consideration. (iii) The term “Disability” shall have the meaning ascribed to such term in the Grantee’s employment agreement with the Company, or any Affiliate or Subsidiary. If the Grantee’s employment agreement does not define the term “Disability,” or if the Grantee has not entered into an employment agreement with the Company, or any Affiliate or Subsidiary, the term “Disability” shall mean the Grantee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate. (b) Transfer Restrictions. During the Period of Restriction, Grantee is subject to the Company’s hedging and pledging policy, which prohibits (i) directly or indirectly engaging in hedging or monetization transactions with the Restricted Stock; (ii) engaging in short sale transactions with the Restricted Stock and; (iii) pledging the Restricted Stock as collateral for a loan, including through the use of traditional margin accounts with a broker. (c) Lapse of Restrictions. The Period of Restriction shall lapse as to the Restricted Stock in accordance with the Notice of Restricted Stock Grant. Upon lapse of the Period of Restriction, the Grantee shall own the Shares that are subject to this Agreement free of all restrictions otherwise imposed by this Agreement.

2014 FIS Restricted Stock Award Agreement – Directors Revised 10.29.2014 Page 3 SECTION 3. STOCK CERTIFICATES As soon as practicable following the grant of Restricted Stock, the Shares of Restricted Stock shall be registered in the Grantee’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Grantee until the Period of Restriction has lapsed. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. The Grantee may be required to execute and return to the Company a blank stock power for each Restricted Stock certificate (or instruction letter, with respect to Shares registered in book-entry form), which will permit transfer to the Company, without further action, of all or any portion of the Restricted Stock that is forfeited in accordance with this Agreement. SECTION 4. TRADING STOCK AND SHAREHOLDER RIGHTS (a) Grantee is subject to insider trading liability if Grantee is aware of material, nonpublic information when making a purchase or sale of Company stock. In addition, Grantee is subject to blackout restrictions that prevent the sale of Company stock during certain time periods referred to as the “blackout period.” The recurring “blackout period” begins at the end of each calendar quarter and ends two (2) trading days following the Company’s earnings release. (b) Except for the transfer and dividend restrictions, and subject to such other restrictions, if any, as determined by the Company, the Grantee shall have all other rights of a holder of Shares, including the right to vote (or to execute proxies for voting) such Shares. Unless otherwise determined by the Board of Directors, if all or part of a dividend in respect of the Restricted Stock is paid in Shares or any other security issued by the Company, such Shares or other securities shall be held by the Company subject to the same restrictions as the Restricted Stock in respect of which the dividend was paid. SECTION 5. DIVIDENDS (a) Any dividends paid with respect to Shares which remain subject to a Period of Restriction shall not be paid to the Grantee but shall be held by the Company. (b) Such held dividends shall be subject to the same Period of Restriction as the Shares to which they relate. (c) Any dividends held pursuant to this Section 5 which are attributable to Shares which vest pursuant to this Agreement shall be paid to the Grantee within 30 days of the applicable vesting date. (d) Dividends attributable to Shares forfeited pursuant to Section 2 of this Agreement shall be forfeited to the Company on the date such Shares are forfeited. SECTION 6. MISCELLANEOUS PROVISIONS (a) Acknowledgements. The Grantee hereby acknowledges that he or she has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their respective terms and conditions. The Grantee acknowledges that there may be tax consequences upon the vesting or transfer of the Restricted Stock and that the Grantee should consult an independent tax advisor. (b) Tax Withholding. Pursuant to Article 20 of the Plan, the Company shall have the power and right to deduct or withhold an amount sufficient to satisfy any federal, state and local taxes (including the Grantee’s FICA taxes) required by law to be withheld with respect to this Award. The Company may condition the delivery of Shares upon the Grantee’s satisfaction of such withholding obligations. The Grantee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including the Grantee’s FICA taxes) that could be imposed on the transaction, and, to the extent the Company so permits,

2014 FIS Restricted Stock Award Agreement – Directors Revised 10.29.2014 Page 4 amounts in excess of the minimum statutory withholding to the extent it would not result in additional accounting expense. Such election shall be irrevocable, made in writing and signed by the Grantee, and shall be subject to any restrictions or limitations that the Company, in its sole discretion, deems appropriate. (c) Ratification of Actions. By accepting this Agreement, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Restricted Stock Grant by the Company, the Board or the Committee. (d) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the General Counsel of the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company. (e) Choice of Law. This Agreement and the Notice of Restricted Stock Grant shall be governed by, and construed in accordance with, the laws of Florida, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Plan, this Agreement or the Notice of Restricted Stock Grant to be governed by or construed in accordance with the substantive law of another jurisdiction. (f) Arbitration. Subject to Article 3 of the Plan, any dispute or claim arising out of or relating to the Plan, this Agreement or the Notice of Restricted Stock Grant shall be settled by binding arbitration before a single arbitrator in Jacksonville, Florida and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Plan, this Agreement and the Notice of Restricted Stock Grant, provided that all substantive questions of law shall be determined in accordance with the state and Federal laws applicable in Florida, without regard to internal principles relating to conflict of laws. (g) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 4.3 of the Plan may be made without such written agreement. (h) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included. (i) References to Plan. All references to the Plan (or to a Section or Article of the Plan) shall be deemed references to the Plan (or the Section or Article) as may be amended from time to time. (j) Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and the Plan and the Award Agreement shall be interpreted accordingly.

2014 FIS Restricted Stock Award Agreement – Directors Revised 10.29.2014 Page 5 EXHIBIT A Vesting and Restrictions This grant is subject to both a Performance Restriction and a Time-Based Restriction, as described below (collectively, the “Period of Restriction”). Performance Restriction In order for the Restricted Stock to vest, the Compensation Committee of the Board of Directors of the Company (the “Committee”) must determine that the Company has achieved Operating Income (as defined below) in an amount equal to or greater than $1.93 billion (the “Performance Restriction”) in each of the three calendar years, 2015, 2016 and 2017. The “Operating Income” measurement means Operating income from the Company determined in accordance with GAAP as reported in the Company’s financial statements, excluding depreciation and amortization, merger and acquisition-related costs, asset impairment charges and other non-GAAP adjustments. Additionally, changes to the basis of measurement shall be excluded (such as prospective merger and acquisition costs, divestitures, currency, and accounting adjustments, over the existing five-year plan expense), with the goal being to measure the Company’s performance on a year-over-year basis. The Committee will evaluate whether the Operating Income has been achieved following the completion of the Company’s audit for each of the years 2015, 2016 and 2017. Time-Based Restrictions Anniversary Date % of Restricted Stock First (1st) anniversary 33.33% Second (2nd) anniversary 33.33% Third (3rd) anniversary 33.34% Vesting If the Operating Income, as defined above, has been achieved for a particular calendar year, the percentage of the Restricted Stock indicated next to each Anniversary Date shall vest on such indicated anniversary date (such three year vesting schedule referred to as the “Time-Based Restrictions”). If the Operating Income for any year has not been achieved, the Restricted Stock subject to that year’s Performance Restriction shall be forfeited and cancelled for no consideration.